UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 14, 2011

SINOBIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-144910	26-3002371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8 Zhong Tian Road, Nantong City, Jiangsu Province, People’s Republic of China 226009
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (86) 51-385328336

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

The practice of Bernstein & Pinchuk LLP (“B&P”), Sinobiopharma, Inc.’s (the “Company”) independent registered public accounting firm, entered into a joint venture agreement with Marcum LLP and formed Marcum Bernstein & Pinchuk LLP (“MB&P”) in a transaction pursuant to which B&P merged its China operations into MB&P and certain of the professional staff of B&P joined MB&P as employees of MB&P. Accordingly, effective April 14, 2011, B&P effectively resigned as the Company's independent registered public accounting firm and MB&P became the Company's independent registered public accounting firm. This effective dismissal of B&P as the Company's independent registered public accounting firm was approved by the Company's Board of Directors.

During the fiscal year ended May 31, 2010, B&P’s report on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended May 31, 2010 and the subsequent interim period through April 14, 2011, (i) there were no disagreements between the Company and B&P on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of B&P would have caused B&P to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements; and  (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On April 19, 2011, the Company provided B&P with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that B&P furnished it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated April 20, 2011, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On April 14, 2011, the Company engaged MB&P as its independent registered public accounting firm for the Company’s fiscal year ending May 31, 2011. The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the year ended May 31, 2010 and the subsequent interim period through April 14, 2011, the Company did not consult with MB&P regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2011, James Mu resigned as Chief Financial Officer and director of the Company.  Mr. Mu had no disagreements with the Company.

On April 20, 2011, the board of directors of the Company appointed Lequn Huang, its current Chief Executive Officer and director, as its Chief Financial Officer.

Dr. Lequn Lee Huang, age 55, has been the President, CEO and a director of the Company since September 2008 and served as its CFO from September 2008 to September 2009.  Dr. Huang was one of the founders of Dong Ying China and has been the Chairman, CEO and a director of Dong Ying China since 2004.  Since 2004, Dr. Huang has been a professor at the Medical School at Nanjing University.  From 1991 to 2004, Dr. Huang worked at the Bayer Research Center in New Haven, Conn.,  U.S., for Bayer Co. where he became the Principal Research Scientist and Head of the MS Lab.  At the Bayer Research Center, Dr. Huang’s group was responsible for analysis of drug discovery.  In 1981, Dr. Huang received his B.S. in Organic Chemistry from Nanjing University in China and, in 1987, he received his Ph.D. in Analytical Chemistry from Iowa State University.  Dr. Huang is not an officer or director of any other reporting issuer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Bernstein & Pinchuk LLP dated April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2011

SINOBIOPHARMA, INC.

By:	/s/ Lequn Huang
Lequn Huang
Chief Executive Officer